EXHIBIT 41.1
                                  ------------

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 12, 2005, included in this Form 10-KSB in the previously filed Registration Statements of Legend Mobile, Inc. (formerly PTN Media, Inc.) and subsidiaries on Form S-8 (File No. 333-80771, 333-63174 and 333-112061) and on Form S-3 (File No.
333-51600 and 333-64328).



/s/  E. Randall Gruber, CPA, PC


                                  End of Filing